EXHIBIT 10.2


                                 PROMISSORY NOTE


$40,000,000.00                                                  October 16, 2009


         FOR VALUE RECEIVED and WITHOUT GRACE, in the installments hereinafter provided, the undersigned ("Maker") promises to pay to the order of GUGGENHEIM ENERGY OPPORTUNITIES FUND, LP ("PAYEE") the sum of FORTY MILLION DOLLARS ($40,000,000.00), or so much thereof as may be advanced to or for the benefit of Maker by Payee pursuant to that certain Senior Secured Advancing Line of Credit Agreement dated of even date herewith between Maker, Guggenheim Corporate Funding, LLC, as Administrative Agent (the "ADMINISTRATIVE AGENT") for the parties designated as lenders thereto ("LENDERS") and the Lenders (as may be amended, modified, supplemented or restated from time to time, the "CREDIT AGREEMENT"), together with interest as set forth in the Credit Agreement;
provided, however, that it is the intention of Maker and Payee to comply strictly with all applicable usury laws as in effect from time to time; and there is no intention to contract for, nor shall there ever be collected, charged or received on this Promissory Note (this "NOTE"), interest in excess of that which would accrue and be payable on the basis of the Highest Lawful Rate.

         All payments of principal and interest are payable in lawful money of the United States of America to Administrative Agent as set forth in the Credit Agreement.

         Each advance by Payee to Maker and each payment of principal hereunder by Maker shall be reflected by a notation made by Payee on its records or on a ledger appended to this Note and the aggregate unpaid amount of advances reflected by said notations shall be deemed rebuttably presumptive evidence of the principal amount owing under this Note.

         This Note is issued pursuant to the Credit Agreement, and reference is made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereon. Capitalized terms used but not defined herein shall have the same meanings as in the Credit Agreement.

         If under any circumstances the aggregate amounts paid on this Note include amounts which by Law are deemed interest and which would exceed the maximum non-usurious amount of interest which could lawfully have been collected on this Note, Maker stipulates that such payment and collection will have been and will be deemed to have been the result of mathematical error on the part of both Maker and Payee or the holder of this Note, and the party receiving such excess payments shall promptly refund the amount of such excess (to the extent only of such interest payments above the maximum non-usurious amount which could lawfully have been collected and retained) upon discovery of such error by the party receiving such payment or notice thereof from the party making such payment.

         The principal indebtedness evidenced by this Note and all interest accrued thereon shall be payable pursuant to the terms of the Credit Agreement, with the last payment thereof due on or before Maturity Date. If any installment provided for in the Credit Agreement, either of principal or interest, is not paid when due, then the Administrative Agent may or at the request or direction of Payee or the owner or holder hereof may, at their option, without notice (including, without limitation, notice of intention to accelerate maturity and/or notice of acceleration of maturity) or demand, declare this Note at once matured, due and payable in full, and in such case the entire amount of unpaid principal hereunder and accrued interest thereon shall immediately become due and payable.

         If default is made in the payment of this Note and it is placed in the hands of an attorney for collection, or collected through probate or bankruptcy proceedings, or if suit is brought on the same, Maker agrees to pay reasonable attorneys' fees and other costs of collection.


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         Maker and any and all  endorsers,  guarantors  and  sureties  severally waive notice (including, without limitation, notice of intention to accelerate maturity and/or notice of acceleration of maturity), demand, presentment for payment, protest and the filing of suit hereon for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them or any of them. Maker acknowledges and understands that under certain Laws, unless waived, Maker has the right to notice of intent to accelerate the indebtedness evidenced by this Note, the right to notice of the actual acceleration of the indebtedness evidenced by this Note, and the right to presentment of this Note by demand for payment. Maker acknowledges that it understands that it can waive these rights and by Maker's execution of this Note it agrees to waive its right to notice of intent to accelerate, its right to notice of acceleration, and its right to presentment or other demand for payment.

         Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee.

         THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         Without being limited thereto or thereby, this Note is secured by the Security Documents more particularly described in the Credit Agreement.

                                          MAKER:

                                          MAINLAND RESOURCES, INC.,
                                          a Nevada corporation

                                          By:___________________________________
                                             Michael J. Newport
                                             President